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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Ross Systems, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Ross Systems, Inc. of our report dated August 18, 1995, except as to Note 15, which is as of September 18, 1996, relating to the consolidated statements of operations, shareholders' equity, and cash flows of Ross Systems, Inc. for the year ended June 30, 1995, and the related schedule, which report appears in the June 30, 1997, annual report on Form 10K of Ross Systems, Inc.


                              /s/ KPMG PEAT MARWICK LLP


San Jose, California
January 20, 1998